Exhibit 3.6

                            ARTICLES OF INCORPORATION
                                       OF
                                  GAMECOM, INC.

      The undersigned natural person, of the age of eighteen years or more, a resident of the State of Texas, acting as an incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

      The name of the corporation (the "Company") is GameCom, Inc.

                                  ARTICLE TWO

      The period of its duration is perpetual.

                                 ARTICLE THREE

      The purpose for which the Company is organized is to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, as amended and in effect from time to time (the "TBCA").

                                 ARTICLE FOUR

      (A) Authorized Capital Stock. The aggregate number of shares of all classes of stock the Company shall have authority to issue is 52,000,000 consisting of and divided into:

      (i) one class of 50,000,000 shares of Common Stock, par value $0.005 per share (the "Common Stock"); and

      (ii) one class of 2,000,000 shares of Preferred Stock, par value $0.005 (the "Preferred Stock"), which may be divided into and issued in one or more series, as hereinafter provided.

      (B) Series. The Preferred Stock may be divided into and issued in, at any time and from time to time, one or more series as the Board of Directors shall determine pursuant to the authority hereby vested in it. The Board of Directors shall have the authority to establish series of unissued shares of Preferred Stock, at any time and from time to time, by fixing and determining the designations, preferences, limitations and relative rights of the shares of the series, subject to and within the limitations of the TBCA and the Articles of Incorporation, including without limitation the following:

      (a) the number of shares constituting the series and the distinctive designation of that series;


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      (b)   the dividend rate on shares of the series, the dividend payment dates, whether dividends shall be cumulative (and, if so, from which date or dates), non- cumulative, or partially cumulative, and the relative rights of priority, if any, of payment of dividends on the shares of the series;

      (c) the amount payable to the holders of shares of the series upon any voluntary or involuntary liquidation of the Company;

      (d) the preference in the assets of the Company over any other class, classes or series of shares upon the voluntary or involuntary liquidation of the Company;

      (e) whether the shares of the series are redeemable at the option of the Company, the shareholder or another person or upon occurrence of a designated event and, if so, the price payable upon redemption of shares of the series and the terms and conditions on which such shares are redeemable;

      (f) the provisions of the sinking fund, if any, for the redemption or purchase of shares of the series;

      (g)   the voting rights, if any, of the shares of the series;

      (h) the terms and conditions, if any, on which such shares may be converted, at the option of the Company, the shareholder or another person or upon occurrence of a designated event, into shares of any other class or series;

      (i) the terms and conditions, if any, on which such shares may be exchanged, at the option of the Company, the shareholder or another person or upon occurrence of a designated event, for shares, obligations, indebtedness, evidences of ownership, rights to purchase securities or other securities of the Company or one or more other domestic or foreign corporations or other entities or for other property or for any combination of the foregoing; and

      (j) any other special rights and qualifications, limitations or restrictions permitted by the TBCA to be granted to or imposed on the series.

      Any of the designations, preferences, limitations and relative rights of the shares of any series so established may be made dependent upon facts ascertainable outside the Articles of Incorporation, which facts may include future acts of the Company, provided that the manner in which such facts shall operate upon the designations, preferences, limitations and relative rights of the shares of any series shall be set forth in the resolution or resolutions establishing the series.

      All shares within the same series of Preferred Stock shall be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. The Board of Directors shall have the authority to increase or decrease the number of shares within each series of Preferred Stock; provided, that the Board of Directors may not

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decrease the number of shares within a series to less than the number of shares within such series that are then outstanding.

      (C) Preemptive Rights. No shareholder of the Company shall by reason of the shareholder's holding shares of any class or series have any preemptive or preferential right to purchase or subscribe to any shares of any class or series of the Company, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholders, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class or series of the Company, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series, without offering any such shares of any class or series, either in whole or in part, to the existing shareholders of any class or series.

      (D) Subordination of Common Stock. The Common Stock shall be subject and subordinate to the rights, privileges and preferences of any series of Preferred Stock to the extent set forth in the resolution or resolutions of the Board of Directors establishing the series.

      (E)   Other Provisions Applicable to Capital Stock.

      (a) Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided by the TBCA or as set forth in the resolution or resolutions of the Board of Directors establishing any series of Preferred Stock.

      (b) At each election for directors of the Company ("Directors"), every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote; provided that cumulative voting in the election for Directors is prohibited.

      (c) In the event of any dissolution, liquidation or winding up of the Company, but subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its shareholders.

      (d) Subject to the rights of the holders of Preferred Stock as set forth in the resolution or resolutions of the Board of Directors establishing any series of Preferred Stock, dividends may be paid upon Common Stock to the exclusion of Preferred Stock out of any assets of the Company available therefor.


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                                 ARTICLE FIVE

      The street address of the Company's registered office is 440 North Center, Arlington, Texas 76011, and the name of its registered agent at that address is
L. Kelly Jones.

                                  ARTICLE SIX

      (A) Number. The number of Directors constituting the Board of Directors of the Company shall be fixed from time to time by the Board of Directors by the affirmative vote of not less than a majority of the Continuing Directors (as defined in Article Ten) but shall not be less than three (3), subject to such rights to elect additional Directors under such specified circumstances as may be granted to holders of Preferred Stock,

      (B) Required Vote to Elect Directors. With respect to the election of Directors, the act of the shareholders electing the Directors shall be a vote of the holders of a majority of the outstanding shares entitled to vote in the election of Directors.

      (C) Term. Directors shall hold office until their respective successors shall have been elected and qualified.

      (D) Removal. Directors may be removed from office, with or without cause, only by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote in the election of Directors, if notice of the intention to act upon such matter shall have been given in the notice calling for the meeting.

      (E) Vacancies; Increase in Number of Directors. Subject to such rights to elect Directors under specified circumstances as may be granted to holders of Preferred Stock, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other reason shall be filled solely by the affirmative vote of a majority of the Continuing Directors, even though less than a quorum of the Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

      (F) Initial Directors. The number of Directors constituting the initial Board of Directors is three (3), subject to being increased or decreased as set forth above. The names and addresses of the persons who are to serve as Directors until the first annual meeting of shareholders or until their respective successors are elected and qualified, are as follows:

                Name                                      Address

L. Kelly Jones                                        440 North Center
                                                   Arlington, Texas 76011

W. James Poynter                                    City Center Tower II
                                              301 Commerce Street, Suite 1205
                                                  Fort Worth, Texas 76102


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John F. Aleckner, Jr.                               1901 Rockcliff Court
                                                   Arlington, Texas 76012

                                  ARTICLE SEVEN

      To the fullest extent permitted by law, a Director shall not be liable to the Company or its shareholders for monetary damages for any act or omission in his capacity as a Director. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation of the personal liability of a Director existing at the time of the repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a Director by the Company for any liability of a Director that has not been eliminated by the provisions of this Article.

                                  ARTICLE EIGHT

      (A) Power to Alter, Amend or Repeal Bylaws. The power to alter, amend, suspend or repeal the Bylaws or to adopt new Bylaws shall be vested in, and shall require the affirmative vote of not less than a majority of the Continuing Directors (as defined in Article Ten); provided that any Bylaw or amendment thereto as adopted by the Board of Directors may be altered, amended, suspended or repealed by the affirmative vote of the holders of not less than 66 2/3% of the outstanding Voting Stock (as defined in Article Ten) or a new Bylaw in lieu thereof may be adopted by vote of such shareholders. No Bylaw that has been altered, amended or adopted by such a vote of the shareholders may be altered, amended or repealed by vote of the Directors until two years shall have expired since such action by such vote of shareholders.

      (B) Bylaw Stock Ownership Restrictions. The Board of Directors shall have the power and authority, from time to time, to adopt, alter or amend the Bylaws to add or amend such provisions as in their judgment may be necessary or appropriate to ensure that the Company and its shareholders satisfy the citizenship or other requirements imposed by any federal or state law relating to the ownership, possession or leasing of any property, licenses or rights of any nature whatsoever in which the Company or any of its subsidiaries may have or hereafter have, or seek to have, any right or interest. Without limiting such general powers, the Board of Directors shall have the power and authority, from time to time, to adopt, alter or amend the Bylaws to add or amend provisions that for such purpose impose restrictions on the transfer or registration of transfer of the shares of the Company, including without limitation restrictions that:

            (1) obligate the holders of the restricted shares to offer to the Company or to any other holders of shares of the Company or to any other person or to any combination of the foregoing, a prior opportunity, to be exercised within a reasonable time, to acquire the restricted shares;

            (2) provide that the Company or the holders of any class of shares of the Company must consent to any proposed transfer of the restricted shares or approve the proposed transferee of the restricted shares before the transfer may be effected;

            (3) prohibit the transfer of the restricted shares to designated persons or classes of persons; or


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

            (4) maintain any tax or other status or advantage to the Company.

                                  ARTICLE NINE

            (A) No Shareholder Written Consent Action. Any action required or permitted to be taken by the shareholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

            (B) Special Meetings of Shareholders. Subject to such rights to call special meetings of shareholders under specified circumstances as may be granted to holders of Preferred Stock, special meetings of shareholders may be called only by the Chairman of the Board or the President of the Company, at the request in writing or by vote of not less than a majority of the Continuing Directors (as defined in Article Ten) or at the request of the holders of not less than 50% of the outstanding shares entitled to vote at the meeting, and not by any other persons. Any request for a special meeting made by the Board of Directors shall state the purpose or purposes of the proposed meeting, and business transacted at the meeting shall be confined to the objects stated in the notice of the meeting.

                                   ARTICLE TEN

            In addition to any other vote of shareholders required by the TBCA, the Articles of Incorporation or otherwise, the affirmative vote of the holders of not less than 80% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Company, including the affirmative vote of the holders of not less than 50% of the outstanding shares of Voting Stock not "Beneficially Owned"(as hereinafter defined), directly or indirectly, by any "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) in which any Related Person has an interest (except proportionately as a shareholder of the Company); provided, that the 50% voting requirement referred to above shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of the outstanding shares of Voting Stock; provided further that the 80% requirement referred to above shall not be applicable if:

                  (1) The Board of Directors by a vote of not less than a
            majority of the "Continuing Directors" (as hereinafter defined) then holding office (a) expressly approved in advance the acquisition of outstanding shares of Voting Stock that resulted in the Related Person becoming a Related Person or (b) approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person;

                  (2) The Business Combination is solely between the Company and another corporation, 100% of the Voting Stock of which is owned, directly or indirectly, by the Company; or

                  (3) All of the following conditions have been met: (a) the
            Business Combination is a merger or consolidation, the consummation of which is proposed to take place within one (1) year after the date of the transaction that resulted in the


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            Related Person becoming a Related Person and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, reverse stock splits and share dividends, and including any brokerage commissions, transfer taxes and soliciting dealer fees) paid by the Related Person in acquiring any of its holdings of Common Stock; (b) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its holdings of Common Stock with a form of consideration other than cash, the same form of consideration with which the Related Person acquired such majority; (c) after such Related Person has become a Related Person and prior to consummation of such Business Combination: (i) except as approved by a majority of the "Continuing Directors" (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding shares of Preferred Stock, (ii) there shall have been no reduction in the annual rate of dividends paid per share on the Company's Common Stock (adjusted as appropriate for recapitalizations and for stock splits, reverse stock splits and share dividends) except as approved by a majority of the Continuing Directors, (iii) such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock of the Company except as part of the transaction that resulted in such Related Person becoming a Related Person, and (iv) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise; and (d) a proxy statement, that complies with the requirements of the "Exchange Act" (as hereinafter defined) and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations), shall be mailed to all shareholders of record not less than forty (40) days prior to the consummation of the Business Combination for the purpose of soliciting shareholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Combination from the point of view of the remaining shareholders of the Company (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the Company upon receipt of such opinion).

            For the purposes of this Article:

            "Affiliate," when used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.


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

            "Associate," when used to indicate a relationship with a specified person, shall mean (a) any corporation, partnership or other organization of which the specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent or more of any class of equity securities, (b) any trust or other estate in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of the specified person, or any relative of that spouse, who has the same home as the specified person or who is a director or officer of the Company or any of its parents or Subsidiaries, and (d) any person who is a director or officer of the specified person or any of its parents or subsidiaries (other than the Company or any Subsidiary of the Company).

            "Beneficial Owner" and "Beneficially Own," when used with reference to any Voting Stock, shall mean

            (a) that the person or any of its Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act as in effect on February 2, 2000;

            (b) that the person or any of its Affiliates or Associates has (i) the right to acquire (whether that right is exercisable immediately or only after the passage of time and whether that right is contingent or absolute) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither that person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted with respect to shares for a particular meeting of shareholders pursuant to a public solicitation of proxies for that meeting, if neither that person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner of those shares); or

            (c) that are beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act as in effect on February 2, 2000 by any other person with which the person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy given in response to public proxy or consent solicitation made pursuant to the applicable rules under the Exchange Act) or disposing of any shares of Voting Stock;

      provided, however, that in the case of any employee stock ownership or similar plan of the Company or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by that plan, no such plan and no trustee with respect thereto (or any Affiliate of that trustee), solely by reason of that capacity as trustee, shall be deemed for the purposes hereof to Beneficially Own any shares of Voting Stock held under any such plan.

            "Business Combination" shall mean (a) any merger, consolidation or share exchange involving the Company or a Subsidiary, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Company (including without limitation any voting securities of a


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      Subsidiary) or of a Subsidiary, (c) any sale, lease, exchange, transfer or other disposition of assets having a fair market value of $1,000,000 or more to the Company or a Subsidiary, (d) the issuance or transfer by the Company or a Subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the Company or a Subsidiary, (e) any reclassification of securities (including any reverse stock split) or recapitalization by the Company, the effect of which would be to increase the voting power (whether or not currently exercisable) of a Related Person, (f) any plan or proposal for the liquidation or dissolution of the Company, (g) any series or combination of transactions having, directly or indirectly, the same effect as any of the foregoing, and (h) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

            "Continuing Director" shall mean any member of the Board of Directors who is not an Affiliate or Associate of a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not an Affiliate or Associate of the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then serving as members of the Board of Directors. Provisions hereof requiring approval by Continuing Directors shall not be deemed satisfied unless there is at least one Continuing Director.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            "other consideration to be received," for purposes of subparagraph
      (3) of this Article, shall include without limitation Common Stock retained by the Company's existing public shareholders in the event of a Business Combination in which the Company is the surviving corporation.

            "person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, company, institution, entity, party or governmental authority.

            "Related Person" shall mean and include any person or "group" of persons (as such term is used in Regulation 13D-G under the Exchange Act), and each Affiliate and Associate of any such person, that individually or collectively is the Beneficial Owner in the aggregate of not less than 10% of the outstanding Voting Stock, other than the Company or any employee benefit plan(s) sponsored by the Company.

            "Subsidiary" shall mean, with respect to any person, a person in which the person directly or indirectly owns at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such person, and any person that is affiliated with such person.

            "Substantial Part" shall mean more than 5% of the book value of the total assets of the person in question as of the end of the most recently completed fiscal year or, in the case

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      of Voting Stock of a Subsidiary, 10% or more of the outstanding shares of such Subsidiary's Voting Stock.

            "Voting Stock" shall mean all outstanding shares of capital stock of the Company or other person entitled to vote generally in the election of Directors, considered for the purposes of this Article as a single class. If the Company has Voting Stock entitled to more or less than one vote for any such share, each reference in this Article to a proportion or percentage of shares of Voting Stock shall be calculated by reference to the portion or percentage of votes entitled to be cast by the holders of such shares.

            For the purpose of this Article, a majority of the Continuing Directors shall have the power to determine, on the basis of information known to them, of: (a) the number of shares of Voting Stock of which any person is the Beneficial Owner, (b) whether a person is a Related Person,
      (c) whether a person is an Affiliate or Associate of another person, (d) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (e) whether the assets subject to any Business Combination constitute a Substantial Part, (f) whether any Business Combination is one in which a Related Person has an interest (except proportionately as a shareholder of the Company), (g) the fair market value of property other than cash or stock, (h) the highest per share price in accordance with this Article, (i) whether the applicable conditions set forth in this Article have been met with respect to any Business Combination, and (j) such other matters with respect to which a determination is required under this Article.

            A majority of the Continuing Directors then in office shall have the right to demand that any person who those Directors reasonably believe is a Related Person (or holds of record shares of Voting Stock Beneficially Owned by any Related Person) supply the Company with complete information about (a) the record owner(s) of all shares Beneficially Owned by the persons who those Directors reasonably believe is a Related Person, (b) the number of, and class or series of, shares Beneficially Owned by any such person who those Directors reasonably believe is a Related Person and held of record by each such record owner and the number(s) of the stock certificates(s) evidencing such shares and (c) any other factual matter relating to the applicability or effect of this Article as may reasonably be requested of such person, and that person shall furnish that information within ten days after receipt of the demand.

                                 ARTICLE ELEVEN

            The provisions set forth in Articles Six, Eight and Nine hereof may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than 75% of all shares of "Voting Stock" (as defined in Article
      Ten), considered for purposes of this Article as one class; the amendment, alteration, change, repeal or recision of this Article and Article Ten hereof shall require both such 75% vote and the affirmative vote of the holders of not less than 50% of such Voting Stock, excluding the vote of any shares owned by a "Related Person" (as defined in Article Ten), if any (such 50% voting requirement shall not be applicable if such amendment, alteration, change, repeal or recision is approved by the affirmative vote of the holders of


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

      not less than 90% of such Voting Stock). The voting requirement contained in this Article and in Articles Six, Eight, Nine and Ten hereof shall be in addition to voting requirements imposed by law, other provisions of these Articles of Incorporation or any designation of preferences in favor of certain classes or series of classes of shares of capital stock of the Company.

                                 ARTICLE TWELVE

      The Company will not commence business until it has received for the issuance of shares consideration of the value of at least One Thousand Dollars ($1,000.00).

                                ARTICLE THIRTEEN

      The name and address of the incorporator are:

      Jay D. Reeve      901 Main Street
                        Suite 6000
                        Dallas, Texas 75202

      Dated this 3rd day of February, 2000.

                                       --------------------------------------
                                       Jay D. Reeve, Incorporator


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